[TYPE] EX-11
[DESCRIPTION] EXHIBIT 11
                                                                 EXHIBIT 11
                                                                 ----------


                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE
                             (In thousands, except per-share amounts.)


                                                                For Three Months Ended     For Nine Months Ended
                                                                ----------------------     ---------------------
                                                                  Sept 30     Sept 30       Sept 30      Sept 30
                                                                    1998        1997          1998         1997
                                                                 ---------   ---------     ---------    ---------
Income from continuing operations.............................  $  164,332   $ 239,301    $  218,470   $  564,840
  Add:
    Interest, net of tax and profit sharing effect, on
      convertible debentures assumed converted................          --          --            --           --
                                                                 ---------   ---------     ---------    ---------
Income from continuing operations.............................     164,332     239,301       218,470      564,840
Discontinued operations:
  Income from operations......................................          --          --            --       52,718
  Gain on sale................................................          --   1,472,710            --    1,472,710
                                                                 ---------   ---------     ---------    ---------
Net income....................................................  $  164,332  $1,712,011    $  218,470   $2,090,268
                                                                 =========   =========     =========    =========


Diluted Earnings per Common and Dilutive Potential Common Share:
Weighted average common shares outstanding.....................    390,297     386,381       390,364      383,607
  Weighted average dilutive potential common shares:
    Stock option and compensation plans........................      9,759      10,408         9,927        9,440
    Convertible debentures.....................................         --       3,159            --        4,368
                                                                   -------     -------       -------      -------
Weighted average common and dilutive potential common shares...    400,056     399,948       400,291      397,415
                                                                   =======     =======       =======      =======


Diluted Earnings per Common Share:
  Income from continuing operations............................   $   0.41    $   0.60      $   0.55     $   1.42
  Discontinued operations:
    Income from operations.....................................         --          --            --         0.13
    Gain on sale...............................................         --        3.68            --         3.71
                                                                   -------     -------       -------      -------
  Net income...................................................   $   0.41    $   4.28      $   0.55     $   5.26
                                                                   =======     =======       =======      =======


Basic Earnings per Common Share:
Weighted average common shares outstanding.....................    390,297     386,381       390,364      383,607
                                                                   =======     =======       =======      =======

Basic Earnings per Common Share:
  Income from continuing operations............................   $   0.42    $   0.62      $   0.56     $   1.47
  Discontinued operations:
    Income from operations.....................................         --          --            --         0.14
    Gain on sale...............................................         --        3.81            --         3.84
                                                                   -------     -------       -------      -------
  Net income...................................................   $   0.42    $   4.43      $   0.56     $   5.45
                                                                   =======     =======       =======      =======

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